Exhibit 23.1
[DIXON HUGHES PLLC LETTERHEAD]
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Yadkin Valley Financial Corporation and Subsidiary:
We consent to the use of our report incorporated by reference herein.
/s/ Dixon Hughes PLLC
Charlotte, North Carolina
August 28, 2006